EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in this Registration Statement of Fred Meyer, Inc. on Form S-3 of our report dated March 12, 1997, appearing in the Annual Report on Form 10-K of Fred Meyer, Inc., as amended by Form 10-K/A, for the fiscal year ended February 1, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

                                       DELOITTE & TOUCHE LLP


Portland, Oregon
January  29, 1998